                                                                 EXHIBIT 99.g(1)


                      STATE STREET BANK AND TRUST COMPANY
                          GLOBAL CUSTODY FEE SCHEDULE

                        - HARBOR GROWTH FUND
                        - HARBOR INTERNATIONAL FUND
                        - HARBOR CAPITAL APPRECIATION FUND
                        - HARBOR VALUE FUND
                        - HARBOR BOND FUND
                        - HARBOR MONEY MARKET FUND
                        - HARBOR SHORT DURATION FUND
                        - HARBOR INTERNATIONAL GROWTH FUND
                        - HARBOR INTERNATIONAL II FUND
                        - HARBOR SMALL CAP GROWTH FUND
                        - HARBOR MID CAP GROWTH FUND
                        - HARBOR GLOBAL EQUITY FUND

                        EFFECTIVE JULY 1, 2001

I.       PORTFOLIO AND FUND ACCOUNTING

         Includes: Maintaining multicurrency investment ledgers, and providing position and income reports. Maintaining general ledger and capital stock accounts in compliance with GAAP (FAS 52). Preparing daily trial balances. Calculating net asset values daily. Providing selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund or via State Street's pricing service (See Section III). (The fee is calculated using basis points per portfolio per annum: 1 basis point = 0.01%).

         All Funds' Net Assets (complex-wide)         .25 basis points

         Fund Minimum - charged on portfolios with total net assets less than $100 million. Portfolios with assets greater than $100 million will be charged at the complex-wide annual fees.

                                  $2,000/month

         Fund minimums on all new funds will be phased in over a period of one year.

                     Months 0-6     Waived
                     Months 7-12    $1,000/month/portfolio
                     Thereafter     $2,000/month/portfolio

         Annual Fee per Multi-Managed Fund
                      $18,000 per additional investment manager
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II.      GLOBAL CUSTODY

         Includes: Maintaining custody of fund assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determining and collecting portfolio income. Making cash disbursements and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims.

                   ASSETS     TRANSACTIONS                 ASSETS   TRANSACTIONS
               (BASIS POINTS)     ($)                      (BASIS        ($)
                                                           POINTS)
Argentina           30.00         75.00    Jordan           25.00      125.00
Austria              7.00         25.00    Kenya            35.00      100.00
Australia            4.00        125.00    Korea             7.00       30.00
Bahrain             45.00        100.00    Lebanon          45.00      125.00
Bangladesh          35.00        100.00    Malaysia         10.00       60.00
Belgium             10.00         50.00    Mauritius        45.00      125.00
Bermuda             12.00        100.00    Mexico           10.00       25.00
Bolivia             12.00         25.00    Morocco          35.00      100.00
Botswana            35.00        100.00    Namibia          35.00       60.00
Brazil              27.50         75.00    New Zealand       5.00       30.00
Bulgaria            20.00        100.00    Netherlands       8.00       30.00
Canada               5.00         25.00    Norway            8.00       50.00
Cedel               12.00         25.00    Oman             45.00      125.00
Chile               18.00         75.00    Pakistan         25.00      100.00
China               18.00        100.00    Peru             30.00      100.00
Columbia            35.00        100.00    Philippines      15.00       50.00
Croatia             35.00        100.00    Poland           25.00       75.00
Cyprus              45.00        100.00    Portugal         15.00       75.00
Czech Republic      18.00         60.00    Romania          18.00       75.00
Denmark              4.00         75.00    Russia           25.00      100.00
Ecuador             18.00         75.00    S. Africa         5.00       25.00
Egypt               18.00         75.00    Singapore        12.00       75.00
Estonia             45.00         50.00    Slovak Republic  25.00       75.00
Euroclear            3.00         25.00    Slovenia         45.00      100.00
Finland             12.00         60.00    Spain            15.00       30.00
France               5.00         30.00    Sri Lanka        25.00      100.00
Germany              5.00         25.00    Swaziland        45.00       75.00
Ghana               35.00        100.00    Sweden            8.00       30.00
Greece              18.00         75.00    Switzerland       5.00       30.00
Hong Kong           15.00         60.00    Taiwan           18.00       40.00
Hungary             35.00        100.00    Thailand          5.00       35.00
India               45.00        125.00    Tunisia          45.00      125.00
Indonesia           10.00         50.00    Turkey           12.00       45.00
Ireland              7.00         45.00    U.K.              4.00       30.00
Israel              18.00         50.00    Uruguay          40.00       75.00
Italy                5.00         30.00    Venezuela        35.00      125.00
Ivory Coast         45.00        125.00    Zambia           45.00      100.00
Jamaica             45.00        100.00    Zimbabwe         35.00      100.00
Japan                3.00         25.00

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
UNITED STATES - for each line item processed

State Street Bank Repos                                                 $ 7.00

DTC or Fed Book Entry Buy/Sell                                          $10.00

New York Physical                                                       $25.00

PTC Buy/Sell                                                            $10.00

All other trades                                                        $16.00

Maturity Collections                                                    $ 8.00

Option charge for each option written or closing contract, per issue,   $25.00
per broker

Option expiration/Option exercised                                      $15.00

Interest Rate Futures - no security movement                            $ 8.00

Monitoring for calls and processing coupons --                          $ 5.00
for each coupon issue held -- monthly charge

Holdings charge per security per month                                  $ 5.00

Principal reduction payments per paydown                                $10.00

Dividend charges (for items held at the request of                      $50.00
traders over record date in street form)


III.     PRICING SERVICE

         Monthly Base Fee per Portfolio                                $375.00

         Monthly quote Charge: (based on the average number of positions in portfolio)

         - Foreign Equities and Bonds via Extel Ltd.                    $ 6.00
         - Listed Equities, OTC Equities, and Bonds                     $ 6.00
         - Merrill & Muller                                             $11.00

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IV.      SPECIAL SERVICES

         Fees for activities of non-recurring nature such as consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, standardized yield calculation, and other special items will be negotiated separately.

V.       FUND ADMINISTRATION REPORTS

         State Street's State Tax Report for Massachusetts and South Carolina will be provided annually for all funds with capital gain distributions at no additional charge.

         State Street's Dividend Received Deduction Report will be provided annually for all domestic equity funds at no additional charge.

VI.      OUT-OF-POCKET EXPENSES

         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following.

         Telephone/Telexes
         Wire Charges ($5.25 per wire in and $5.00 out)
         Postage and Insurance
         Courier Service
         Duplicating
         Legal Fees
         Transfer Fees
         Sub-Custodian Out-of-Pocket Charges (e.g. stamp duties, registration, etc.)
         Price Waterhouse Audit Letter (SAS70)
         Federal Reserve Fee for Return Check Items Over $2,500 -- $5.25 each GNMA Transfer - $15.00 Each






HARBOR FUND                        STATE STREET BANK & TRUST CO.

By:    ___________________         By:    ___________________

Title: ___________________         Title: ___________________

Date:  ___________________         Date:  ___________________